UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 5, 2008
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 5, 2008, Chesapeake Corporation (“Chesapeake”) has agreed with its lenders on amendment of certain 2008 covenants of its Senior Revolving Credit Facility.

Amendment No. 6 dated March 5, 2008 (“the Amendment”) to the Second Amended and Restated Credit Agreement, dated as of February 23, 2004 by and among Chesapeake and various subsidiary borrowers, the banks and other institutional lenders and Wachovia Bank, National Association, as administrative agent for the lenders (“the Credit Facility”) affects the financial maintenance covenants in all four quarters of fiscal 2008, providing an increase in the total leverage ratios and a decrease the interest coverage ratios.    In addition, interest rate margins were increased to 450 basis points and basket limitations were imposed for acquisitions, dispositions, and other indebtedness, among other changes.    In the event that the Credit Facility is not fully refinanced prior to March 31, 2008, the Amendment requires the Company to provide a security interest in substantially all of its tangible European assets.  The Amendment is attached as Exhibit 4.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

4.1
Amendment No. 6, dated March 5, 2008, to the Second Amended and Restated Credit Agreement, dated February 23, 2004, by and among Chesapeake Corporation and various subsidiary borrowers, the banks and other institutional lenders and Wachovia Bank, National Association, as administrative agent for the lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: March 6, 2008	BY:	/s/ Joel K. Mostrom
Joel K. Mostrom
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
Amendment No. 6, dated March 5, 2008, to the Second Amended and Restated Credit Agreement, dated February 23, 2004, by and among Chesapeake Corporation and various subsidiary borrowers, the banks and other institutional lenders and Wachovia Bank, National Association, as administrative agent for the lenders